Exhibit 99.1

MASSBANK CORP.	July 21, 2006
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS SECOND QUARTER 2006 EARNINGS

OF $1.8 MILLION OR $0.40 PER SHARE

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,755,000 or $0.40 in diluted earnings per share for the second quarter 2006, compared with net income of $1,857,000 or $0.42 in diluted earnings per share in the second quarter of 2005. Basic earnings per share in the recent quarter were $0.41 per share compared to $0.42 per share in the second quarter of last year. For the six months ended June 30, 2006, the Company reported net income of $3,565,000 or $0.82 in diluted earnings per share ($0.82 in basic earnings per share). This compares to $3,551,000 or $0.80 in diluted earnings per share ($0.81 in basic earnings per share) for the six months ended June 30, 2005.

Income Statement

Net interest income, the Company’s core earnings, totaled $5,388,000 for the recent quarter, essentially unchanged from the same quarter in 2005. The net interest margin in the recent quarter improved 21 basis points to 2.57% from 2.36% in the second quarter of 2005. This is the seventh consecutive quarter that the Company has reported a year-over-year improvement in net interest margin. The current inverted yield curve environment (an environment where short-term rates actually exceed long-term rates) however, is making it increasingly difficult to improve the net interest margin.

The Company’s earnings in the second quarter 2006 were negatively impacted by the poor performance of the equity securities markets during last two months of the quarter. Securities gains in the recent quarter decreased $125,000 when compared to the second quarter of last year. Second quarter 2006 earnings results also reflect a decrease in other non-interest income of $75,000 and an increase in the bank’s provision for loan losses of $50,000. These are offset by a decrease of $127,000 in the Company’s non-interest expenses due in part to an increase of $54,000 in the credit provision for off-balance sheet credit exposures recorded in the recent quarter (reducing loan loss reserves against outstanding loan commitments) and cost containment measures implemented by the Company’s management.

Return on average assets and return on average equity for the second quarter 2006 were 0.81% and 6.81%, respectively, compared to 0.79% and 6.89%, respectively, for the second quarter of 2005.

Balance Sheet

The Company’s total assets decreased $71.2 million to $861.9 million at June 30, 2006 from $933.1 million at June 30, 2005. Deposits decreased $65.4 million or 8.0% year-over-year from $817.2 million at June 30, 2005 to $751.8 million at June 30, 2006 due to increased competition for deposits. Stockholders’ equity was $102.4 million at June 30, 2006, representing a book value of $23.72 per share. This compares to $108.4 million at June 30, 2005 representing a book value of $24.83 per share.

July 21, 2006

Page Two

The Bank’s non-accrual loans are near historical lows totaling $102,000 at June 30, 2006 representing 0.05% of total loans. This compares to $343,000 representing 0.15% of total loans at June 30, 2005. At June 30, 2006, the Bank’s allowance for loan losses totaled $1.297 million representing 0.60% of total loans compared to $1.253 million representing 0.54% of total loans at June 30, 2005. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $443,000 at June 30, 2006 compared to $585,000 a year earlier. This is intended to protect the bank against losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.27 per share. This, the Company’s eightieth consecutive dividend, will be payable on August 17, 2006 to stockholders of record at the close of business on August 2, 2006.

Stock Repurchase Program

During the three months ended June 30, 2006, the Company continued the repurchase of its common stock by acquiring 20,000 shares in the open market. As of June 30, 2006, there were 90,217 shares available for repurchase in the current program.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

July 21, 2006

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
For the Period Ended
Total interest and dividend income	$10,001	$9,069	$19,802	$17,834
Total interest expense	4,613	3,674	8,973	7,135

Net interest income	5,388	5,395	10,829	10,699
Provision (credit) for loan losses	50	0	50	(53)

Net interest income after provision (credit) for loan losses	5,338	5,395	10,779	10,752
Gains on securities, net	119	244	370	188
Other non-interest income	266	341	613	594
Non-interest expense	3,045	3,172	6,339	6,203
Income tax expense	923	951	1,858	1,780

Net income	$1,755	$1,857	$3,565	$3,551

Weighted Average Common Shares Outstanding
Basic	4,329,036	4,390,071	4,334,394	4,394,908
Diluted	4,364,341	4,452,405	4,370,604	4,462,343

Per Common Share
Earnings:
Basic	$0.41	$0.42	$0.82	$0.81
Diluted	0.40	0.42	0.82	0.80
Cash dividends paid	0.27	0.26	0.54	0.52
Book value (period end)			23.72	24.83

Ratios (1)
Return on average assets	0.81%	0.79%	0.81%	0.75%
Return on average equity	6.81	6.89	6.86	6.55
Net interest margin	2.57	2.36	2.55	2.32
Total equity to assets (period end)			11.88	11.62

	At June 30,
	2006	2005
At Period End
Assets	$861,926	$933,064
Deposits	751,781	817,189
Total loans	216,745	229,930
Stockholders’ equity	$102,430	$108,441
Common shares outstanding	4,317,879	4,366,617

Asset Quality
Non-accrual loans	$102	$343
Real estate acquired through foreclosure	—	—

Total non-performing assets	$102	$343
Allowance for loan losses	$1,297	$1,253

Non-accrual loans to total loans	0.05%	0.15%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

July 21, 2006

Page Four

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At June 30, 2006	At June 30, 2005
Assets:
Cash and due from banks	$10,317	$9,377
Short-term investments	875	—
Interest-bearing deposits in banks	649	1,553
Federal funds sold	145,615	204,955
Debt securities available for sale, at market value:
Mortgage-backed securities	135,102	130,847
Other securities	307,108	294,366
Equity securities available for sale, at market value	10,243	8,066
Mortgage-backed securities held to maturity, at amortized cost	5,659	4,595
Trading securities, at market value	6,670	30,785
Loans:
Mortgage loans	207,412	220,087
Other loans	9,333	9,843

Total loans	216,745	229,930
Allowance for loan losses	(1,297)	(1,253)

Net loans	215,448	228,677
Premises and equipment	7,309	6,266
Accrued interest receivable	3,972	3,520
Goodwill	1,090	1,090
Income tax receivable, net	143	342
Deferred income tax asset, net	5,413	1,465
Other assets	6,313	7,160

Total assets	$861,926	$933,064

Liabilities and Stockholders’ Equity
Deposits:
Demand and NOW	$81,953	$85,798
Savings	391,571	497,391
Time certificates of deposit	278,257	234,000

Total deposits	751,781	817,189
Escrow deposits of borrowers	931	901
Allowance for loan losses on off-balance sheet credit exposures	443	585
Other liabilities	6,341	5,948

Total liabilities	759,496	824,623
Stockholders’ equity:
Preferred stock, par value $1.00 per share;
2,000,000 shares authorized, none issued	—	—
Common stock, par value $1,00 per share;
10,000,000 shares authorized, 7,833,542 and 7,783,680 shares issued, respectively	7,834	7,784
Additional paid-in capital	57,516	56,440
Retained earnings	105,965	103,267

	171,315	167,491
Treasury stock at cost 3,515,663 and 3,417,063 shares, respectively	(62,346)	(59,033)
Accumulated other comprehensive loss:
Net unrealized losses on securities available for sale, net of tax effect	(6,539)	(17)
Shares held in rabbi trust at cost 16,744 and 14,744 shares, respectively	(386)	(321)
Deferred compensation obligation	386	321

Total stockholders’ equity	102,430	108,441

Total liabilities and stockholders’ equity	$861,926	$933,064

July 21, 2006

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	June 30, 2006	June 30, 2005
Interest and dividend income:
Mortgage loans	$2,865	$3,038
Other loans	190	164
Securities available for sale:
Mortgage-backed securities	1,872	1,756
Other securities	3,035	2,393
Mortgage-backed securities held to maturity	77	60
Trading securities	74	185
Federal funds sold	1,882	1,458
Other investments	6	15

Total interest and dividend income	10,001	9,069

Interest expense:
Deposits	4,613	3,674

Total interest expense	4,613	3,674

Net interest income	5,388	5,395
Provision (credit) for loan losses	50	—

Net interest income after provision (credit) for loan losses	5,338	5,395
Non-interest income:
Deposit account service fees	84	101
Gains on securities available for sale, net	111	72
Gains on trading securities, net	8	172
Deferred compensation plan income (loss)	(10)	22
Other	192	218

Total non-interest income	385	585

Non-interest expense:
Salaries and employee benefits	1,868	1,924
Deferred compensation plan expense	11	50
Occupancy and equipment	610	529
Data processing	128	126
Professional services	133	135
Advertising and marketing	19	40
Deposit insurance	31	37
Other	245	331

Total non-interest expense	3,045	3,172

Income before income taxes	2,678	2,808
Income tax expense	923	951

Net income	$1,755	$1,857

Weighted average common shares outstanding:
Basic	4,329,036	4,390,071
Diluted	4,364,341	4,452,405
Earnings per share (in dollars):
Basic	$0.41	$0.42
Diluted	0.40	0.42

July 21, 2006

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Six Months Ended
	June 30, 2006	June 30, 2005
Interest and dividend income:
Mortgage loans	$5,755	$6,150
Other loans	370	326
Securities available for sale:
Mortgage-backed securities	3,670	3,474
Other securities	5,879	4,708
Mortgage-backed securities held to maturity	156	122
Trading securities	156	433
Federal funds sold	3,804	2,588
Other investments	12	33

Total interest and dividend income	19,802	17,834

Interest expense:
Deposits	8,973	7,135

Total interest expense	8,973	7,135

Net interest income	10,829	10,699
Provision (credit) for loan losses	50	(53)

Net interest income after provision (credit) for loan losses	10,779	10,752

Non-interest income:
Deposit account service fees	173	201
Gains on securities available for sale, net	349	130
Gains on trading securities, net	21	58
Deferred compensation plan income	61	10
Other	379	383

Total non-interest income	983	782

Non-interest expense:
Salaries and employee benefits	3,736	3,695
Deferred compensation plan expense	103	54
Occupancy and equipment	1,212	1,128
Data processing	271	267
Professional services	301	265
Advertising and marketing	56	60
Deposit insurance	65	75
Other	595	659

Total non-interest expense	6,339	6,203

Income before income taxes	5,423	5,331
Income tax expense	1,858	1,780

Net income	$3,565	$3,551

Weighted average common shares outstanding:
Basic	4,334,394	4,394,908
Diluted	4,370,604	4,462,343
Earnings per share (in dollars):
Basic	$0.82	$0.81
Diluted	0.82	0.80